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PAUL G. HUGHES
(203) 772-7726 DIRECT TELEPHONE
(860) 240-5726 DIRECT FACSIMILE
PHUGHES@MURTHALAW.COM





                                  June 9, 2004



The Board of Directors
Delcath Systems, Inc.
1100 Summer Street
Stamford, Connecticut 06905

          Re: Registration Statement on Form S-3 (No. 333-114600)

Dear Sirs:

     We have acted as special counsel to Delcath Systems, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (No. 333-114600), as amended (as so amended, the "Registration Statement"), for the public offering by it of 3,098,070 shares (the "Primary Shares") of its Common Stock, par value $0.01 (the "Common Stock"), and for the public reoffer by certain selling stockholders of up to 3,111,410 shares (the "Secondary Shares") of Common Stock. The Primary Shares consist of (i) 1,898,070 shares issuable upon exercise of the Company's outstanding Redeemable Common Stock Purchase Warrants issued in 2003 (the "2003 Warrants") and (ii) 1,200,000 shares issuable upon exercise of the Company's outstanding Redeemable Common Stock Purchase Warrants issued in 2000 (the "2000 Warrants"). The Secondary Shares consist of (i) 240,000 shares (the "2000 Unit Warrant Shares") issuable upon exercise of outstanding unit warrants (the "2000 Unit Warrants") held by Whale Securities Co., L.P., the managing underwriter of the Company's initial public offering in 2000, and the 240,000 shares issuable upon exercise of the warrants issuable upon exercise of the 2000 Unit Warrants (the "2000 UW Warrant Shares"); (ii) 20,265 shares issued upon exercise of warrants issued in connection with a private placement to an accredited investor in 2002 (the "2002 Warrant Shares"), (iii) 338,705 shares issuable upon exercise of outstanding unit warrants (the "2003 Unit Warrants") held by Roan/Meyers Associates, L.P., the managing underwriter of the Company's 2003 public offering or its transferees, and the 338,705 shares issuable upon exercise of the warrants issuable upon exercise of the 2003 Unit Warrants (the "2003 UW Warrant Shares");
(iv) 1,487,489 shares issued in connection with private placements in 2004 to accredited investors (the "2004 Shares") and the 371,872 shares (the "2004 Warrant Shares") issuable upon exercise of the Company's outstanding Redeemable Common Stock Purchase Warrants issued to such investors in 2004 (the "2004 Warrants"); and (v) 74,374 shares (the "Placement Agent Warrant Shares") issuable upon exercise of outstanding warrants issued to the placement

The Board of Directors
Delcath Systems, Inc.
June 9, 2004
Page 2


agents in connection with the 2004 private placements to accredited investors (the "Placement Agent Warrants").

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the following documents: (a) the Amended and Restated Certificate of Incorporation of the Company, as amended, in the form filed as
Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (file No. 001-16133); (b) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 333-39470); (c) resolutions adopted by the Board of Directors of the Company by unanimous written consent dated October 13, 2000 and at meetings held on December 5, 2002, March 27, 2003, March 17, 2004 and March 25, 2004; (d) resolutions adopted by the Pricing Committee of the Board of Directors of the Company by written consent dated May 14, 2003; and (e) such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In our examination of the foregoing, we have assumed that: (a) the statements made therein are accurate and complete; (b) the signatures on documents and instruments submitted to us as originals are authentic; and (c) documents submitted to us as certified, conformed or photostatic copies of original documents conform with the originals thereof and the originals thereof are authentic. We have also assumed that the 2002 Warrant Shares were issued upon exercise of the warrants issued in connection with the private placement to an accredited investor in 2002 in accordance with the terms thereof.

     In rendering the opinions set forth below, we have also assumed that upon issuance of the shares issuable upon exercise of the 2003 Warrants, the 2000 Warrants, the 2000 Unit Warrants, the warrants issuable upon exercise of the 2000 Unit Warrants, the 2003 Unit Warrants, the warrants issued or issuable upon exercise of the 2003 Unit Warrants, the 2004 Warrants and the Placement Agent Warrants, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue.

     Based upon the foregoing, we are of the opinion that:

     1. The Primary Shares, when issued upon exercise of the 2000 Warrants or the 2003 Warrants, as the case may be, in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

The Board of Directors
Delcath Systems, Inc.
June 9, 2004
Page 3


     2. The 2000 Unit Warrant Shares, when issued upon exercise of the 2000 Unit Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     3. The 2000 UW Warrant Shares, when issued upon exercise of the warrants issuable upon exercise of the 2000 Unit Warrants in accordance with their terms and assuming such 2000 Unit Warrants are exercised in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     4. The 2002 Warrant Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     5. The 2003 Unit Warrant Shares, to the extent issued upon exercise of the 2003 Unit Warrants in accordance with their terms, have been duly authorized and validly issued and are fully paid and nonassessable and, to the extent issuable upon exercise of the 2003 Unit Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     6. The 2003 UW Warrant Shares, when issued upon exercise of the warrants issued or issuable upon exercise of the 2003 Unit Warrants in accordance with their terms and assuming such 2003 Unit Warrants will be exercised in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     7. The 2004 Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     8. The 2004 Warrant Shares, when issued upon exercise of the 2004 Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     9. The Placement Agent Warrant Shares, when issued upon exercise of the Placement Agent Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

The Board of Directors
Delcath Systems, Inc.
June 9, 2004
Page 4


     This opinion is being furnished to you for filing as an exhibit to the Registration Statement and, accordingly, may not be relied upon by or quoted in any manner or delivered to any other person or entity without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           MURTHA CULLINA LLP



                                           By    /s/ PAUL G. HUGHES
                                              --------------------------
                                                    Paul G. Hughes